Exhibit (h)(ii)(2)

MASTER SUB-ADMINISTRATION AGREEMENT

SCHEDULE A

Listing of Fund(s)

SPDR Series Trust

OPERATIONAL ETFS

SPDR Portfolio Total Stock Market ETF

SPDR Portfolio Large Cap ETF

SPDR Portfolio Small Cap ETF

SPDR Portfolio S&P 500 Growth ETF

SPDR Portfolio S&P 500 Value ETF

SPDR Portfolio Mid Cap ETF

SPDR S&P 400 Mid Cap Growth ETF

SPDR S&P 400 Mid Cap Value ETF

SPDR S&P 600 Small Cap ETF

SPDR S&P 600 Small Cap Growth ETF

SPDR S&P 600 Small Cap Value ETF

SPDR Global Dow ETF

SPDR Dow Jones REIT ETF

SPDR S&P Bank ETF

SPDR S&P Capital Markets ETF

SPDR S&P Insurance ETF

SPDR S&P Regional Banking ETF

SPDR NYSE Technology ETF

SPDR S&P Dividend ETF

SPDR S&P Aerospace & Defense ETF

SPDR S&P Biotech ETF

SPDR S&P Health Care Equipment ETF

SPDR S&P Health Care Services ETF

SPDR S&P Homebuilders ETF

SPDR S&P Metals & Mining ETF

SPDR S&P Oil & Gas Equipment & Services ETF

SPDR S&P Oil & Gas Exploration & Production ETF

SPDR S&P Pharmaceuticals ETF

SPDR S&P Retail ETF

SPDR S&P Semiconductor ETF

SPDR S&P Software & Services ETF

SPDR S&P Telecom ETF

SPDR S&P Transportation ETF

SPDR S&P 1500 Value Tilt ETF

SPDR S&P 1500 Momentum Tilt ETF

SPDR SSGA US Large Cap Low Volatility Index ETF

SPDR SSGA US Small Cap Low Volatility Index ETF

SPDR Wells Fargo Preferred Stock ETF

SPDR Bloomberg Barclays 1-3 Month T-Bill ETF

SPDR Bloomberg Barclays TIPS ETF

SPDR Bloomberg Barclays 1-10 Year TIPS ETF

SPDR Portfolio Short Term Treasury ETF

SPDR Bloomberg Barclays Intermediate Term Treasury ETF

SPDR Portfolio Long Term Treasury ETF

SPDR Portfolio Short Term Corporate Bond ETF

SPDR Portfolio Intermediate Term Corporate Bond ETF

SPDR Portfolio Long Term Corporate Bond ETF

SPDR Bloomberg Barclays Issuer Scored Corporate Bond ETF

SPDR Bloomberg Barclays Convertible Securities ETF

SPDR Bloomberg Barclays Mortgage Backed Bond ETF

SPDR Portfolio Aggregate Bond ETF

SPDR Nuveen Bloomberg Barclays Municipal Bond ETF

SPDR Nuveen Bloomberg Barclays Short Term Municipal Bond ETF

SPDR Nuveen S&P High Yield Municipal Bond ETF

SPDR FTSE International Government Inflation-Protected Bond ETF

SPDR Bloomberg Barclays Short Term International Treasury Bond ETF

SPDR Bloomberg Barclays International Treasury Bond ETF

SPDR Bloomberg Barclays International Corporate Bond ETF

SPDR Bloomberg Barclays Emerging Markets Local Bond ETF

SPDR Bloomberg Barclays High Yield Bond ETF

SPDR Bloomberg Barclays Short Term High Yield Bond ETF

SPDR Bloomberg Barclays Investment Grade Floating Rate ETF

SPDR ICE BofAML Crossover Corporate Bond ETF

SPDR S&P 500 Buyback ETF

SPDR MSCI USA StrategicFactors ETF

SPDR Portfolio S&P 500 High Dividend ETF

SPDR S&P 500 Fossil Fuel Reserves Free ETF

SPDR Russell 1000 Yield Focus ETF

SPDR Russell 1000 Momentum Focus ETF

SPDR Russell 1000 Low Volatility Focus ETF

SPDR FactSet Innovative Technology ETF

SPDR SSGA Gender Diversity Index ETF

SPDR Dorsey Wright Fixed Income Allocation ETF

SPDR S&P Technology Hardware ETF

SPDR S&P Internet ETF

SPDR Kensho Intelligent Structures ETF

SPDR Kensho Smart Mobility ETF

SPDR Kensho Future Security ETF

SHELF ETFS

SPDR S&P Food & Beverage ETF

SPDR S&P Commercial Paper ETF

SPDR S&P Agency Bond ETF

SPDR Bloomberg Barclays Corporate Bond ETF

SPDR Bloomberg Barclays Corporate Industrial Bond ETF

SPDR Bloomberg Barclays Corporate Financial Bond ETF

SPDR Bloomberg Barclays Corporate Utilities Bond ETF

SPDR Bloomberg Barclays CMBS ETF

SPDR Bloomberg Barclays Global Convertible Securities ETF

SPDR Bloomberg Barclays Breakeven Inflation ETF

SPDR S&P Commercial Paper ex-Financials ETF

[REDACTED]

As of June 27, 2018

3